EXHIBIT 1

Agreement of Joint Filing

We, the undersigned, hereby express our agreement that the attached Schedule 13D is, and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to, and in accordance with, the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended (the “Act”). This agreement may be terminated with respect to the obligations to jointly file future amendments to such statement on Schedule 13D as to any of the undersigned upon such person giving written notice thereof to each of the other persons signatory hereto, at the principal office thereof.

Know all men by these presents, that each party hereto hereby constitutes and appoints Jesse M. Burwell as the true and lawful attorney-in-fact and agent of such party with full power and authority and full power of substitution and resubstitution, for, in the name of, and on behalf of such party, place and stead, in any and all capacities, (i) to execute any and all filings relating to securities of New York Community Bancorp, Inc. (the “Company”) required by such party under Section 13 of the Act or any rule or regulation thereunder (including any amendment, supplement and/or exhibit thereto) for, in the name of and on behalf of such party, (ii) to do and perform any and all acts for, in the name of and on behalf of such party which said attorney-in-fact determines may be necessary or appropriate to complete and execute any and all such filings, amendments, supplements and/or exhibits and any and all other document(s) in connection therewith, (iii) to file such filings, amendments, supplements, exhibits and/or documents with the Securities and Exchange Commission (and, if such security is registered on a national securities exchange, also with the exchange) and (iv) to perform any and all other acts that said attorney-in-fact or agent determines may be necessary or appropriate in connection with the foregoing that may be in the best interest of or legally required by such party, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such party might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent shall do or cause to be done by virtue hereof. Each party hereto hereby acknowledges that the foregoing attorney-in-fact and agent, in serving in such capacity at the request of such party, is not assuming any responsibility of such party to comply with Section 13 of the Act or any rule or regulation thereunder.

This agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

Dated: March 14, 2024

LIBERTY 77 CAPITAL L.P.

By:	Liberty 77 Capital Partners L.P., its general partner

By:	Liberty Capital L.L.C., its general partner

By:	/s/ Jesse M. Burwell
Name:	Jesse M. Burwell
Title:	Chief Financial Officer

LIBERTY STRATEGIC CAPITAL (CEN) HOLDINGS, LLC

By:	Liberty 77 Capital GenPar L.P., its manager

By:	Liberty 77 Capital UGP L.L.C., its general partner

By:	/s/ Jesse M. Burwell
Name:	Jesse M. Burwell
Title:	Chief Financial Officer

LIBERTY 77 CAPITAL PARTNERS L.P.

By:	Liberty Capital L.L.C., its general partner

By:	/s/ Jesse M. Burwell
Name:	Jesse M. Burwell
Title:	Chief Financial Officer

LIBERTY CAPITAL L.L.C.

By:	/s/ Jesse M. Burwell
Name:	Jesse M. Burwell
Title:	Chief Financial Officer

STM PARTNERS LLC

By:	/s/ Steven T. Mnuchin
Name:	Steven T. Mnuchin
Title:	Trustee of The Steven T. Mnuchin Revocable Trust, managing member of STM Partners LLC

/s/ Steven T. Mnuchin
STEVEN T. MNUCHIN